Exhibit 10.46

Definitive Service Agreement for the Development of the SalesStack

This Definitive Software Purchase and Services Agreement (the “Agreement”) is made and entered into as of the Effective Date (defined in Section 1.3 below), by and between:

iSpecimen Inc., a Delaware corporation with its principal place of business at 8 Cabot Road, Woburn MA 01801 (the “Purchaser”),

AND

Sales Stack Solutions Corp., a British Columbia company with a registered address at 25th Floor – 700 West Georgia Street, Vancouver B.C. V7Y 1K8 (the “Vendor”).

The Purchaser and the Vendor may be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS the Purchaser is in the process of completing an S-1 raise which is anticipated to complete sometime in the month of May 2025 (the “Raise”).

1. Definitions

1.1 “SalesStack” means the proprietary software solution to be built, integrated, customized, and supported by the Vendor as described in this Agreement.

1.2 “Marketplace” means the Purchaser’s existing proprietary technology platform, including all related systems and services.

1.3 “Effective Date” means the date which is one (1) business day after the successful completion of the Raise.

2. Scope of Work

2.1 The Vendor agrees to perform the following services:

(a) Build and Install: Build and install SalesStack and perform technical integration into the Purchaser’s Marketplace.

(b) Integration: Fully integrate SalesStack into all operational areas of the Marketplace.

(c) Customization: Customize SalesStack to meet Purchaser’s specified requirements.

(d) Support and Maintenance: Provide support and maintenance services for one (1) month following completion of Customization.

3. Payment Terms

3.1 Total Compensation. The Purchaser shall pay the Vendor USD $2,400,000.00 (the “Payment”), subject to milestone completion as follows:

Milestone 1: $1,000,000.00 upon completion of build and installation.

Milestone 2: $700,000.00 upon full integration into all Marketplace areas.

Milestone 3: $700,000.00 upon completion of customization and one month of support.

3.2 Payment shall be made within fifteen (15) days of written confirmation by Purchaser that the applicable milestone has been achieved.

3.3 Any portion of the Payment shall be contingent upon the successful outcome of the Raise.

4. Acceptance Criteria

4.1 Acceptance Testing. Each milestone shall be subject to acceptance testing by the Purchaser to ensure conformity with agreed specifications.

4.2 Failure to Meet Criteria. In the event of failure, Vendor shall promptly correct any deficiencies at no additional cost.

5. Ownership and Intellectual Property

5.1 Upon final payment, all right, title, and interest in and to SalesStack (including customizations) shall vest exclusively in the Purchaser.

5.2 Vendor shall retain no rights except as expressly agreed in writing.

6. Warranties

6.1 Vendor represents and warrants that:

(a) SalesStack will function substantially in accordance with specifications for a period of ninety (90) days after final delivery;

(b) Services will be performed in a professional and workmanlike manner by qualified personnel;

(c) No part of SalesStack infringes any intellectual property rights of third parties.

7. Support and Maintenance

7.1 Vendor shall provide support and maintenance services for one (1) month after the completion of customization, including:

(a) Bug fixes and patches;

(b) Assistance with system usage and troubleshooting;

(c) Performance optimization as needed.

8. Confidentiality

8.1 Each Party agrees to maintain the confidentiality of all proprietary information and trade secrets of the other Party and shall not disclose such information except as required by law.

8.2 This obligation shall survive termination of this Agreement for a period of three (3) years.

9. Indemnification

9.1 Vendor shall indemnify, defend, and hold harmless Purchaser against all claims, liabilities, damages, and expenses (including reasonable legal fees) arising from:

(a) Any breach of this Agreement;

(b) Any claim that SalesStack infringes third-party intellectual property rights.

10. Limitation of Liability

10.1 Except for liabilities arising from willful misconduct or indemnification obligations, neither Party shall be liable for indirect, incidental, or consequential damages.

10.2 Total liability under this Agreement shall not exceed the total payments made under this Agreement.

11. Termination

11.1 This Agreement may be terminated by either Party:

(a) Upon thirty (30) days’ written notice if the other Party breaches any material term and fails to cure within such period;

(b) Immediately upon insolvency or bankruptcy of the other Party.

12. Governing Law

12.1 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws rules.

13. Entire Agreement and Amendments

13.1 This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior discussions or agreements.

13.2 Any amendments shall be made in writing and signed by authorized representatives of both Parties.

14. Security and Data Handling

15.1 Vendor shall implement and maintain industry-standard administrative, physical, and technical safeguards to protect the integrity, confidentiality, and security of all data processed, stored, or transmitted through SalesStack.

15.2 Vendor shall comply with all applicable data protection laws, including but not limited to the General Data Protection Regulation (GDPR) and any relevant U.S. or Canadian data privacy regulations.

15.3 Vendor shall notify Purchaser within 48 hours of becoming aware of any data breach or security incident affecting Purchaser data.

15.4 Upon termination of this Agreement, Vendor shall return or securely destroy all Purchaser data within its possession, unless otherwise required by law.

15. Dispute Resolution and Arbitration

16.1 In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, the Parties shall first attempt in good faith to resolve the matter through negotiation.

16.2 If the dispute cannot be resolved through negotiation within thirty (30) days, it shall be finally settled by binding arbitration administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules.

16.3 The arbitration shall take place in Boston, Massachusetts. The arbitral tribunal shall consist of one arbitrator. The language of arbitration shall be English.

16.4 Judgment on the arbitral award may be entered in any court having jurisdiction thereof.

16. Execution

IN WITNESS WHEREOF, the Parties hereto have executed this Definitive Software Purchase and Services Agreement as of the Effective Date.

iSpecimen Inc.		Sales Stack Solutions Corp.

By:	/s/ Robert Lim	By:
Name:	Robert Lim	Name:
Title:	CEO	Title: